Exhibit 10.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF OR IN ACCORDANCE WITH APPLICABLE LAW.

WARRANT TO PURCHASE STOCK

Corporation:	Bridgeline Digital, Inc.
Number of Shares:	See below
Class of Stock:	Common Stock
Initial Exercise Price:	See below
Issue Date:	October 10, 2017
Expiration Date:	October 10, 2025

THIS WARRANT CERTIFIES THAT MONTAGE CAPITAL II, L.P. or registered assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares (the “Shares”) of the common stock of Bridgeline Digital, Inc. (the “Company”), in the number, at the initial exercise price, and for the term specified herein, and as adjusted according to Section 2 of this Warrant. The initial number of Shares issuable upon exercise of this Warrant is 66,315, which Company represents and warrants is equal to 1.5% of Company’s outstanding capital stock on a Fully Diluted Basis measured as of the date hereof (“Initial Shares”). In addition to the Initial Shares granted to Holder on the Issue Date, on the date the Second Tranche Advance (as defined in that certain Loan and Security Agreement of even date herewith between the Company and Holder and as amended from time to time, the “Loan Agreement”)) is made, Holder shall be entitled to purchase additional Shares equal to 0.75% of the Company’s outstanding capital stock on a Fully Diluted Basis, such that after the funding of the Second Tranche Advance, this Warrant shall entitle Holder to purchase the number of Shares equal to 100,235, which Borrower represents and warrant is 2.25% of the Company’s outstanding capital stock on a Fully Diluted Basis measured as of the date hereof. The initial exercise price (“Warrant Price”) shall be $2.65. “Fully Diluted Basis” shall mean the Company’s outstanding capital stock, including (i) all common stock, and (ii) all preferred stock on an as-converted to common stock basis.

ARTICLE 1.     EXERCISE

1.1     Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2     Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3     Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.4     Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5     Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6     Equity Buy Out.

(a)     On earlier of (i) the dissolution or liquidation of the Company (“Wind-Up”), (ii) any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction (an “Acquisition”), or (iii) a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of the Company ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of the Company, who did not have such power before such transaction (“Change in Control”), the Company shall, at the request of Holder, purchase all rights that Holder has under this Warrant for a cash payment (the “Buyout Fee”) in the amount of $250,000 if only the First Tranche Advance has been funded or (ii) $375,000 if both the First Tranche Advance and Second Tranche Advance have been funded. If Holder exercises its rights in connection with an Acquisition, the Buyout Fee shall be paid concurrently with the closing of the Change in Control or Acquisition or if Holder exercises its rights in connection with a Wind-Up, the Buyout Fee shall be paid immediately prior to the effectiveness of the Wind-Up. Upon Holder’s receipt of the Buyout Fee, Holder shall promptly return this Warrant to the Company for cancellation. The Company will give the Holder at least 15 days’ prior written notice of any Change in Control, Acquisition or Wind-Up and, if exercised, the Holder’s election to exercise its put right under this Section shall be deemed conditional upon the closing or effectiveness of the Change in Control, Acquisition or Wind-Up, as applicable.

(b)     In addition to the foregoing, upon the occurrence of any equity financing transaction of the Company that does not constitute a Change in Control in which existing shares of the Company are repurchased or redeemed in connection with such transaction, Holder may elect to receive a portion of the Buyout Fee (“Partial Buyout Payment”) equal to the Buyout Fee multiplied by a percentage equal to the number of shares redeemed divided by the number of outstanding shares of the Company prior to such transaction. Upon Holder’s receipt of the Partial Buyout Payment, the number of Shares issuable upon exercise of this Warrant shall be reduced by a fraction equal to the Partial Buyout Payment divided by the Buyout Fee, and the remaining Buyout Fee to be earned and/or payable to Holder pursuant to clause (a) above shall be reduced by the Partial Buyout Payment received by Holder; and the Company shall execute and deliver a certificate of amendment to this Warrant to reflect the adjustment to the Shares in accordance with this section and the revised Buyout Fee amount.

ARTICLE 2.     ADJUSTMENTS TO THE SHARES.

2.1     Dividends. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities or property, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares on the record date of the dividend or subdivision as of the Issue Date. If the Company makes any other distribution with respect to the Shares, then in each case the Company shall cause Holder upon exercise or conversion of this Warrant to receive a proportionate share of that consideration as though it were the holder of the Shares as of the record date fixed for the determination of stockholders of the Company entitled to receive that distribution based on the date hereof.

2.2     Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant thereafter shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3     Adjustments for Combinations. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, then upon exercise of this Warrant, Holder shall receive the lesser total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the combination or consolidation occurred, and the Warrant Price shall be proportionately increased.

2.4     No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. If the Company takes any action not in good faith affecting the Shares or its common stock other than as described above that adversely affects Holder’s rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

2.5     Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.     REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1     Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a)     All Shares that may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(b)     The capitalization table attached hereto as Appendix 2 correctly sets forth the authorized, issued and outstanding shares of capital stock of the Company and all options to acquire any such shares, as of the date hereof.

3.2     Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its capital stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of capital stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of capital stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of capital stock will be entitled to exchange their capital stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3     Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) within one hundred twenty (120) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company along with a detailed capitalization table reflecting authorized and outstanding shares, options, warrants and other shares reserved for issuance, and (b) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements, provided Company need not provide such information for any period in which Company has filed Form 10Q or Form 10K with the Securities and Exchange Commission. Company shall pay to Holder a monthly fee of $1,500 (each, a “Management Fee”) for each month in which Company has failed to comply with the foregoing obligations; provided however that for so long as the Loan Agreement is in effect and the Company is in compliance with the reporting requirements in the Loan Agreement, no Management Fee is due or payable.

ARTICLE 4.     MISCELLANEOUS.

4.1     Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

4.2     Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR IN ACCORDANCE WITH APPLICABLE LAW.

4.3     Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

4.4     Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable), provided that no such notice shall be required for a transfer to an affiliate of Holder.

4.5     Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery; at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

4.6     Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7     Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8     Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

Bridgeline Digital, Inc.

By:

Name: Michael D. Prinn

Title: Chief Financial Officer

APPENDIX 1

NOTICE OF EXERCISE

1.     The undersigned hereby elects to purchase ______________ shares of the Common Stock of Bridgeline Digital, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1.     The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to ______________ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.     Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

MONTAGE CAPITAL II, L.P.

____________________

____________________

Or Registered Assignee

3.     The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

MONTAGE CAPITAL II, L.P. or Registered Assignee

(Signature)

(Date)

APPENDIX 2

Capitalization Table

	As of
	10/5/2017	Fully Diluted
Common Stock shares outstanding		4,200,219
Preferred Shares reserved	250,927	154,417
		4,354,636